Exhibit 5.1
December 30, 2008
XenoPort, Inc.
3410 Central Expressway
Santa Clara, CA 95051
Ladies and Gentlemen:
You have requested our opinion with respect to certain matters in connection with the sale and issuance by XenoPort, Inc., a Delaware corporation (the “Company”), of up to an aggregate of 1,889,467 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), together with warrants (the “Warrants”) to purchase up to an additional 283,420 shares of Common Stock (the “Warrant Shares”), pursuant to a Registration Statement on Form S-3 (File No. 333-156485) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the related Prospectus included therein and the Prospectus Supplement to be filed with the Commission pursuant to Rule 424(b) promulgated under the Act (the “Prospectus Supplement”).
In connection with this opinion, we have examined and relied upon the Registration Statement and the related Prospectus and Prospectus Supplement, the form of Warrant to be filed as an exhibit to a Current Report of the Company on Form 8-K, the Company’s Certificate of Incorporation and Amended and Restated Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.
Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion herein is expressed solely with respect to the federal laws of the United States, the Delaware General Corporation Law and, as to the Warrants constituting valid and legally binding obligations of the Company, with respect to the laws of the State of California. Our opinion is based on these laws as in effect on the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. We express no opinion as to whether the laws of any jurisdiction are applicable to the Warrants. We express no opinion as to the enforceability of provisions in the Warrants specifying that rights may be waived only in writing or that a party’s waiver of any breach is not to be construed as a waiver by such party of any prior breach of such provision or of any other provision or provisions providing for a right or remedy that may be held to be a penalty or otherwise in violation of public policy. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof. With respect to our opinion under subsection (ii) below, we express no opinion as to the applicability of Section 155 of the Delaware General Corporation Law with respect to the rounding down of fractional shares to the nearest whole share under the Warrants.

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In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the genuineness and authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness of such documents. With regard to the Warrant Shares, we have assumed that at the time of issuance or sale, a sufficient number of shares of Common Stock are authorized and available for issuance.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares, when issued and sold in accordance with the Registration Statement and the related Prospectus and Prospectus Supplement, will be validly issued, fully paid and nonassessable, (ii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, then the Warrants, when issued and sold in accordance with the Registration Statement and the related Prospectus and Prospectus Supplement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity) and implied covenants of good faith and fair dealing, and (iii) the Warrant Shares, when issued and sold against payment therefor in accordance with the terms of the Warrants and in accordance with the Registration Statement and the related Prospectus and Prospectus Supplement, will be validly issued, fully paid and nonassessable.
We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement and to the filing of this opinion as an exhibit to a Current Report of the Company on Form 8-K.

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Sincerely,

Cooley Godward Kronish LLP

By:	/s/ Chadwick L. Mills

Chadwick L. Mills